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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
under the
Securities Act of 1933

CINERGY CORP.	CC FUNDING TRUST I
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
31-1385023	51-6524633
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
139 East Fourth Street	139 East Fourth Street
Cincinnati, OH 45202	Cincinnati, OH 45202
(513) 421-9500	(513) 421-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Wendy L. Aumiller
Acting Treasurer
Cinergy Corp.
139 East Fourth Street
Cincinnati, OH 45202
(513) 421-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley C. Arnett, Esq. Senior Counsel Cinergy Corp. 139 East Fourth Street Cincinnati, OH 45202	Charles S. Whitman, III, Esq. Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-74086

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Cinergy Corp. Common Stock, par value $0.01

Common Stock Purchase Rights(4)

Cinergy Corp. Preferred Stock

Cinergy Corp. Stock Purchase Contracts

Cinergy Corp. Stock Purchase Units(5)

Cinergy Corp. Debt Securities

CC Funding Trust I Preferred Trust Securities

Cinergy Corp. Guarantee ("Preferred Securities Guarantee") of CC Funding Trust I Preferred Trust Securities(6)

Total(4)(5)(6)	$32,700,000	$3,008

(1)
There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, Preferred Stock, Stock Purchase Contracts and Stock Purchase Units which may be sold from time to time by Cinergy Corp., (b) Senior Debt Securities and Junior Subordinated Debt Securities ("Debt Securities") which may be sold from time to time by Cinergy Corp., and (c) Preferred Trust Securities which may be sold from time to time by CC Funding Trust I, and which will be guaranteed as set forth hereunder by Cinergy Corp. In no event will the aggregate initial offering price of all Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Debt Securities or Preferred Trust Securities and related Preferred Securities Guarantee ("Securities") issued from time to time pursuant to this Registration Statement exceed $32,700,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $32,700,000, notwithstanding that the stated principal amount of such securities may exceed such amount. In addition, there are being registered hereunder an indeterminate number of shares of Common Stock issuable upon settlement of the Stock Purchase Contracts or upon conversion of any other Securities.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The proposed maximum initial offering price per security will be determined, from time to time, by the registrants in connection with the issuance of the Securities.

(3)
Exclusive of accrued interest or dividends, if any.

(4)
Each share of common stock includes one stock purchase right. Since no separate consideration is paid for the purchase rights, the registration fee for such securities is included in the fee for the common stock.

(5)
Each Stock Purchase Unit consists of (a) a Stock Purchase Contract under which the holder upon settlement will purchase an indeterminate number of shares of common stock of Cinergy Corp. and (b) either Preferred Trust Securities, Debt Securities or debt obligations of a third party including U.S. Treasury Securities.

(6)
No separate consideration will be received for the Preferred Securities Guarantee. Debt Securities may be purchased by CC Funding Trust I with the proceeds of the sale of Preferred Trust Securities, in which case no separate consideration will be received for the Debt Securities. Such Debt Securities may be later distributed to the holders of the Preferred Trust Securities upon dissolution of the Trust and distribution of its assets.

(7)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement also relates to the remaining $167,500,000 aggregate offering price of securities of the $800,000,000 maximum aggregate offering price of securities previously registered under the registrant's Registration Statement on Form S-3 (Registration No. 333-74086).

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrants shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INCORPORATION BY REFERENCE OF
REGISTRATION STATEMENT ON FORM S-3

        The Registration Statement hereby incorporates by reference in its entirety the Registrant's Registration Statement on Form S-3 (File No. 333-74086), including the documents incorporated by reference therein. Such Registration Statement was declared effective on December 6, 2001.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Cinergy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio on the 19th day of February, 2002.

CINERGY CORP. (Registrant)
By	JAMES E. ROGERS* James E. Rogers Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

(i)	Principal executive officer:
	JAMES E. ROGERS* James E. Rogers	Chairman of the Board, President and Chief Executive Officer	February 19, 2002
(ii)	Principal financial officer:
	/S/ R. FOSTER DUNCAN R. Foster Duncan	Executive Vice President and Chief Financial Officer	February 19, 2002
(iii)	Principal accounting officer:
	/S/ BERNARD F. ROBERTS Bernard F. Roberts	Vice President and Comptroller	February 19, 2002
(iv)	Directors:
	JAMES K. BAKER*	Director	February 19, 2002
	MICHAEL G. BROWNING*	Director	February 19, 2002
	PHILLIP R. COX*	Director	February 19, 2002
	GEORGE C. JUILFS*	Director	February 19, 2002
	THOMAS E. PETRY*	Director	February 19, 2002
	JACKSON H. RANDOLPH*	Director	February 19, 2002
	JAMES E. ROGERS*	Director	February 19, 2002
	PHILIP R. SHARP*	Director	February 19, 2002
*By	/S/ WENDY L. AUMILLER Wendy L. Aumiller, Attorney-in-fact		February 19, 2002

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, CC Funding Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio on the 19th day of February, 2002.

CC FUNDING TRUST I (Registrant)
By:	CINERGY CORP., as Sponsor
By	JAMES E. ROGERS* James E. Rogers Chairman of the Board, President and Chief Executive Officer
*By	/S/ WENDY L. AUMILLER Wendy L. Aumiller, Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Document
5	Opinion and consent of Davis Polk & Wardwell
23	Consent of Independent Public Accountants.
24.1	Power of Attorney*
24.2	Board Resolutions*

*
Previously filed.

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INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3
SIGNATURES
SIGNATURES
EXHIBIT INDEX